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                        [Arthur Andersen LLP Letterhead]
                                                                    Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this joint proxy statement/prospectus of our report (relating to the financial statements of DEKALB Genetics Corporation) dated October 2, 1998, included in Monsanto Company's Form 8-K/A filed on February 8, 1999 and January 25, 2000 and to all references to our Firm included in this proxy statement/ prospectus.




                                                      /s/  ARTHUR ANDERSEN LLP

Chicago, Illinois
February 22, 2000